EQUITY TRANSFER AGREEMENT

Party A (Transferor):	Gu Quanhui
ID No.:	341281196905176058

Party B (Transferee):	Shandong Global Pharm Group, Ltd.

Party A hereto agrees to transfer its 38% equity interest of RMB 7.6 million in Bozhou Xinghe Pharmaceutical Co., Ltd. to Party B through the negotiation of the two parties.

The two parties handled the filing procedures for equity change.

The detailed provisions for transfer of the two parties shall comply with the Merger and Acquisition Agreement signed hereto.

Party A

Gu Quanhui	)

Party B

Shandong Global Pharm	)
Group, Ltd.	)

Song Yanliang
Representative

Signing date: July 4, 2011